Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Susan Kahn (investor)
612-761-6735

Cathy Wright (financial media)
847-615-1538

Carolyn Brookter (media)
612-696-6557

TARGET ANNOUNCES VICE CHAIRMAN LEAVES THE COMPANY

MINNEAPOLIS, October 4, 2005 — Target today announced that Gerald Storch, Vice Chairman of Target Corporation, has left the company, effective immediately.

“We would like to thank Jerry for his contributions and wish him the best in his future endeavors” said Robert J. Ulrich, Chairman and CEO.

About Target

Target Corporation’s operations include large, general merchandise discount stores, as well as an on-line business called Target.com. The company currently operates 1,351 Target stores in 47 states. Target Corporation news releases are available at www.Target.com or prnewswire.com.

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